UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report: April 21, 2005 (Date of earliest event reported)

VISUAL NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23699	52-1837515

(State or other jurisdiction of Identification No.)	(Commission File No.)	(IRS Employer incorporation)

2092 Gaither Road
Rockville, Maryland 20850
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (301) 296-2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

     Visual Networks Operations, Inc. (“Visual Networks”), the wholly-owned operating subsidiary of Visual Networks, Inc. (the “Company”), and Lawrence Barker, Visual Networks’ president and chief executive officer, entered into an amended employment agreement effective April 21, 2005, to provide for an annual base salary of $300,000, plus certain other incentives and benefits. Mr. Barker is eligible to receive a bonus of up to $45,000 per quarter based upon the achievement of certain performance metrics and may receive such other bonuses as may be determined in the sole discretion of Visual Networks’ board of directors. In addition, the Company granted Mr. Barker options to purchase 200,000 shares of its common stock at an exercise price of $1.44 vesting in 36 equal monthly installments.

Section 2 — Financial Information

Item 2.02. Results of Operations and Financial Condition.

     On April 21, 2005, the Company issued a press release announcing its financial results for the three months ended March 31, 2005. A copy of the release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

     The information under Item 2.02 in this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

     99.1     Press Release dated April 21, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISUAL NETWORKS, INC.
By:	/s/ Donald E. Clarke
Donald E. Clarke
Executive Vice President and Chief Financial Officer

Dated: April 21, 2005

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release dated April 21, 2005.